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EXHIBIT 99.1

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  P
  R
  O                              SUMMIT DESIGN, INC.
  X
  Y                        SPECIAL MEETING OF STOCKHOLDERS

                                  January ___, 1999



          The undersigned stockholder of Summit Design, Inc., a Delaware corporation ("Summit"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated December ___, 1998, and hereby appoints Larry J. Gerhard and C. Albert Koob, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Common Stock of Summit that the undersigned is entitled to vote at the Special Meeting of Stockholders of Summit to be held on January ____, 1999 at ______ a.m., local time, at the Embassy Suites, 9000 S.W. Washington Square Road, Tigard, Oregon 97223 and at any adjournment thereof.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ISSUANCE OF SHARES OF SUMMIT TO THE STOCKHOLDERS OF ORCAD, INC., FOR AN AMENDMENT TO THE CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF SUMMIT COMMON STOCK BY 15 MILLION SHARES TO 45 MILLION SHARES AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

          (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
                                                                 SEE REVERSE
                                                                     SIDE

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   A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS

          Please Mark
   /X/    votes as in
          this example



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
 FOR           AGAINST        ABSTAIN

  / /            / /            / /         1.    Proposal to approve the issuance of shares of the common stock, par value
                                                  $0.01 per share, of Summit ("Summit Common Stock") to the stockholders of
                                                  OrCAD, Inc., a Delaware corporation ("OrCAD"), pursuant to the Agreement and
                                                  Plan of Reorganization, dated as of September 20, 1998, among Summit, OrCAD, and Hood Acquisition Corp., a wholly-owned subsidiary of Summit ("Merger Sub"), providing for the merger of Merger Sub with and into OrCAD (the "Merger").

  / /            / /            / /         2.    Proposal to approve an amendment to the Amended and Restated Cerificate of
                                                  Incorporation of Summit to increase the number of authorized shares of Summit
                                                  Common Stock by 15 million shares to 45 million shares, contingent upon consummation of the Merger.

                                                  In their discretion, the proxies are authorized to vote or otherwise represent the shares on any and all such other business which may properly come before the meeting or any adjournment thereof.
               [Stockholder name and
                   address label]                 Please sign exactly as your name appears on your stock certificate.  If the stock is held by joint tenants or as community property, both should sign.
                                                  Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.




New Address (if applicable)                       Signature: _______________  Date: ______ Signature: _______________  Date: ______

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